UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☒        Preliminary Consent Statement

☐        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐        Definitive Consent Statement

☐        Definitive Additional Materials

☐        Soliciting Material Under Rule 14a-12

MAWSON INFRASTRUCTURE GROUP INC.
(Name of Registrant as Specified in Its Charter)
ENDEAVOR BLOCKCHAIN, LLC BIG DIGITAL ENERGY LLC PM SQUARED, LLC JOSHUA KILGORE CODY SMITH PHIL STANLEY
(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒       No fee required

☐       Fee paid previously with preliminary materials

☐       Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MARCH 16, 2026

ENDEAVOR BLOCKCHAIN, LLC

___________, 2026

Fellow Mawson Stockholders:

Endeavor Blockchain, LLC (“Endeavor Blockchain”) and the other participants named herein (collectively, “Endeavor,” “we,” “our” or “us”) beneficially own in the aggregate 1,587,397 shares of common stock, par value $0.001 per share (the “Common Stock”), of Mawson Infrastructure Group Inc., a Delaware corporation (“Mawson,” “MIGI” or the “Company”), representing approximately 48.0%1 of the outstanding shares of Common Stock. For the reasons set forth in the attached Consent Statement, we believe a complete reconstitution to the composition of the Board of Directors of the Company (the “Board”) is necessary to address the continued destruction of stockholder value at Mawson and to ensure that the Company is being run in a manner consistent with your best interest.

We are therefore seeking to take the first step in reconstituting the Board by removing without cause Ryan Costello, Steven Soles, and Kathryn Yingling Schellenger, representing the entire Board, as directors. We believe Mawson stockholders deserve a Board that will truly look out for stockholders’ best interests and ensure management accountability. We therefore feel compelled, on behalf of all stockholders, to take action to provide for a better future for all Mawson stakeholders and to restore the confidence in the Board that stockholders deserve. Accordingly, we urge you to join us in seeking to remove all current directors of Mawson, Ryan Costello, Steven Soles, and Kathryn Yingling Schellenger.

We believe the Board needs to be held accountable for its poor judgment and staggering destruction of shareholder value. In our view, the current Board has not operated with stockholders’ best interests in mind and rather than engage with stockholders, has undertaken a pattern of entrenchment through dilutive equity issuances, the adoption of a stockholder rights plan and unfounded retaliatory litigation.

Mawson controls a strategically important footprint in high-performance compute and digital asset infrastructure, and with the right leadership, we believe there is significant potential value to be unlocked. We are launching this consent solicitation because we believe that stockholders must act now to prevent the further destruction of shareholder value.

We urge you to carefully consider the information contained in the attached Consent Statement and then support our efforts by signing, dating and returning the enclosed WHITE consent card today. The attached Consent Statement and the enclosed WHITE consent card are first being furnished to the stockholders on or about [_____], 2026. We urge you not to sign any revocation of consent card that may be sent to you by MIGI. If you have done so, you may revoke that revocation of consent by delivering a later dated WHITE consent card to Endeavor, in care of InvestorCom LLC, which is assisting us, at the address listed on the following page, or to the principal executive offices of MIGI.

Thank you for your support,

/s/ Joshua Kilgore
Joshua Kilgore Endeavor Blockchain, LLC

1 Based upon 3,304,639 Shares outstanding as of December 17, 2025, as reported in the Company’s Quarterly Report filed on November 14, 2025, and the Company’s Current Report filed on December 17, 2025. In a press release issued on February 2, 2026, the Company suggested that the number of shares outstanding has increased and our beneficial ownership is approximately 29.7%. We have attempted to reach out to the Company for clarification; however, the Company refused to provide us with an updated number of shares outstanding.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of Endeavors’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

1055 Washington Boulevard – Suite 520

Stamford, CT 06901

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED MARCH 16, 2026

MAWSON INFRASTRUCTURE GROUP INC.
_________________________

CONSENT STATEMENT
OF

ENDEAVOR BLOCKCHAIN, LLC

_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD TODAY

This Consent Statement and the accompanying WHITE consent card are being furnished to you as a stockholder of Mawson Infrastructure Group Inc., a Delaware corporation (“Mawson,” “MIGI” or the “Company”), by Endeavor Blockchain, LLC, an Arkansas limited liability company (“Endeavor Blockchain”) and the other participants named herein (collectively, “Endeavor,” “we,” “our” or “us”), in connection with our solicitation of written consents to remove without cause all three (3) directors, Ryan Costello, Steven Soles, and Kathryn Yingling Schellenger, currently serving on the Board of Directors of the Company (the “Board”).

As significant stockholders of the Company, with aggregate ownership of 1,587,397 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), constituting approximately 48.0%2 of the outstanding shares, we believe that the Board must be reconstituted to ensure that the best interest of stockholders, the true owners of MIGI, are appropriately represented in the boardroom.

A solicitation of written consents is a process that allows a company’s stockholders to act by submitting written consents to any proposed stockholder action in lieu of voting in person or by proxy at an annual or special meeting of stockholders. We are soliciting written consents from the holders of shares of the Common Stock to take the following actions (each, as more fully described in this Consent Statement, a “Proposal” and together, the “Proposals”), without a stockholders’ meeting, as authorized by the Delaware General Corporation Law (“DGCL”):

Proposal 1 – Repeal any provision of the Company’s Bylaws (the “Bylaws”), including any amendments thereto, in effect at the time this Proposal becomes effective, which was not included in the Bylaws that were in effect as of May 6, 2013 and were filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2013 (the “Bylaw Restoration Proposal”) to restore the Bylaws to their current form if the Board attempts to amend them in any manner prior to the completion of this consent solicitation; and

Proposal 2 – Remove without cause all members of the Board: Ryan Costello, Steven Soles, and Kathryn Yingling Schellenger and, in addition, any person nominated, elected or appointed to the Board to fill any vacancy on the Board or any newly created directorships on or after March 16, 2026 and prior to the time that any of the actions proposed to be taken by this Consent Solicitation become effective (the “Removal Proposal”).

2 Based upon 3,304,639 Shares outstanding as of December 17, 2025, as reported in the Company’s Quarterly Report filed on November 14, 2025, and the Company’s Current Report filed on December 17, 2025. In a press release issued on February 2, 2026, the Company suggested that the number of shares outstanding has increased and our beneficial ownership is approximately 29.7%. We have attempted to reach out to the Company for clarification; however, the Company refused to provide us with an updated number of shares outstanding.

This Consent Statement and the enclosed WHITE consent card are first being sent or given to the stockholders of Mawson on or about [______ __], 2026.

We are soliciting your consent in favor of the adoption of the Removal Proposal because we believe Mawson stockholders deserve better than the current Board who has failed to perform their most fundamental duties of overseeing strategic direction, financial performance and holding management accountable. In addition, we are soliciting your consent in favor of the adoption of the Bylaw Restoration Proposal to ensure the incumbent Board does not limit the effect of your consent to the removal of the incumbent members of the Board through changes to the Bylaws not filed with the SEC.

The effectiveness of the Removal Proposal requires the affirmative consent of the holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date (as defined below). The effectiveness of the Bylaw Restoration Proposal requires the affirmative consent of the holders of 66⅓ of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date. Each Proposal will be effective without further action when we deliver to Mawson such requisite number of consents. Proposal 1 (Bylaw Restoration Proposal) and Proposal 2 (Removal Proposal) are not subject to, or conditioned upon, the effectiveness of one another. In the event that Proposal 2 (Removal Proposal) is approved, a vacancy on the Board will arise that would be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, or by the stockholders.

Endeavor delivered on March 16, 2026, written consents and a written request to the Secretary of the Company for the Board to fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Proposals. The Company has set [_________ __], 2026 as the record date for purposes of determining stockholders entitled to give their written consent to the Proposals (the “Record Date”). According to the Company, as of the Record Date, there were [________] shares of Common Stock outstanding, each of which is entitled to one consent on each of the Proposals.

In addition, the Proposals will not be effective unless the delivery of the written consents complies with Section 228(c) of the DGCL. For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to Mawson within 60 days of the earliest dated written consent delivered to Mawson. We intend to set [_________ __], 2026 as the goal for the submission of written consents.

WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT.

Endeavor reserves the right to submit consents to Mawson at any time within 60 days of the earliest dated written consent delivered to Mawson. See “Consent Procedures” for additional information regarding such procedures.

As of the date hereof, Endeavor collectively owns an aggregate of 1,587,397 shares of Common Stock, representing approximately 48.0% of the outstanding shares of Common Stock. Endeavor intends to consent in favor of the Proposals with respect to all of such shares of Common Stock.

The mailing address of the principal executive offices of Mawson is 950 Railroad Avenue, Midland, Pennsylvania, 15059.

The failure to sign and return a consent will have the same effect as voting against the Proposals. Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

THIS CONSENT SOLICITATION IS BEING MADE BY ENDEAVOR AND NOT BY OR ON BEHALF OF THE COMPANY. ENDEAVOR URGES YOU TO SIGN, DATE AND RETURN THE WHITE CONSENT CARD IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN.

Important Notice Regarding the Availability of Consent Materials for this consent solicitation

This Consent Statement is available at _____________

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please submit your consent to us today by signing, dating and returning the enclosed WHITE consent card in the Postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. Endeavor urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Endeavor, c/o InvestorCom LLC (“InvestorCom”) so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a consent by a holder of shares of Common Stock will be presumed to be a consent with respect to all shares held by such holder unless the consent specifies otherwise.

Only holders of voting securities of the Company as of the close of business on the Record Date will be entitled to consent to the Proposals. If you are a stockholder as of the close of business on the Record Date, you will retain your right to consent even if you sell your shares of Common Stock after the Record Date.

IF YOU TAKE NO ACTION, YOU WILL IN EFFECT BE REJECTING THE PROPOSALS. ABSTENTIONS, FAILURES TO CONSENT AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of Endeavors’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

1055 Washington Boulevard – Suite 520

Stamford, CT 06901

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

Background to the Solicitation

The following is a chronology of our involvement at Mawson to date and the material events leading up to this consent solicitation:

•	In November 2025, Endeavor first invested in Mawson based on the belief that the Company’s shares of Common Stock were undervalued and represented an attractive investment opportunity.

•	On November 19, 2025, the Company amended its Charter (as defined below) to effect a 1-for-20 reverse stock split, which the Company reported was primarily intended to increase the per share market price of the Common Stock in order to meet the $1.00 per share minimum bid price required for continued listing on The Nasdaq Capital Market.

•	During December 2025, on behalf of Endeavor, Mr. Kilgore reached out and exchanged emails with the Company’s management various times in an effort to request a meeting with management to communicate Endeavor’s views and constructively engage with the Company.

•	On December 17, 2025, the Company filed a current report on Form 8-K with the SEC reporting that it had sold 2,161,379 shares of Common Stock in connection with an at the market offering agreement, dated as of October 16, 2025 (the “Sales Agreement”), thereby diluting existing stockholders prior to the date of the Sales Agreement by approximately two-thirds.

•	On December 23, 2025, Endeavor filed a Schedule 13D with the SEC reporting an approximately 5.5% ownership position in the Company based on the number of shares reported outstanding by the Company with the SEC, given the incredible dilution disclosed in the Company’s 8-K filed on December 17, 2025.

•	On December 24, 2025, Endeavor met with Kaliste Saloom, the Company’s Interim Chief Executive Officer and Bill Regan, the Company’s Chief Financial Officer, to discuss Endeavor’s views with respect to the Company.

•	On January 6, 2026, Endeavor filed Amendment No. 1 to its Schedule 13D with the SEC stating its intention to engage with the Company’s management and Board regarding opportunities for value creation and reporting an approximately 31.6% ownership position in the Company based on the number of shares reported outstanding by the Company with the SEC.

•	On January 8, 2026, Endeavor emailed a working draft of a proposal to Mr. Saloom that outlined a potential transaction involving a partial tender offer for the Common Stock, for the Company’s consideration.

•	On January 12, 2026, Endeavor filed Amendment No. 2 to its Schedule 13D with the SEC reporting an approximately 40.7% ownership position in the Company based on the number of shares reported outstanding by the Company with the SEC.

•	On January 20, 2026, Mawson commenced an action in the United States District Court for the District of Delaware against Endeavor, alleging violations of Sections 13(d) and 10(b) of the Exchange Act and Rules 13d-1 and 10b-5 (the “Complaint”).

•	On January 21, 2026, Endeavor filed Amendment No. 3 to the Schedule 13D with the SEC reporting its efforts to engage with the Company’s management, including disclosing the potential tender offer proposal for the Company’s consideration and reporting an approximately 44.9% ownership position in the Company based on the number of shares reported outstanding by the Company with the SEC.

•	On January 22, 2026, Endeavor issued a press release responding to the Complaint, where Mr. Kilgore stated the following: "We have acted as responsible, long-term shareholders seeking to create value. The allegations in the complaint mischaracterize the facts and our intentions. We intend to defend against these claims." Also on January 22, 2026, Endeavor issued a press release to the Company’s stockholders, expressing its view that the Company had made repeated strategic missteps, poor capital allocation decisions, and was ineffectively overseen, and that these issues were the result of deficiencies in governance and leadership.

•	On January 26, 2026, Endeavor filed Amendment No. 4 to the Schedule 13D with the SEC reporting an approximately 46.8% ownership position in the Company based on the number of shares reported outstanding by the Company with the SEC.

•	On January 30, 2026, the Company filed an Amended Complaint in the United States District Court for the District of Delaware (the “Amended Complaint”).

•	Also on January 30, 2026, Endeavor filed Amendment No. 5 to the Schedule 13D with the SEC reporting an approximately 48.0%[2] ownership position in the Company based on the number of shares reported outstanding by the Company with the SEC.

•	On February 2, 2026, the Company announced that its Board had unanimously adopted a stockholder rights agreement, purportedly in response to the “significant and rapid accumulation” of the Company’s Common Stock by Endeavor and their alleged efforts to take control of the Company.

•	On February 12, 2026, Endeavor filed Amendment No. 6 to the Schedule 13D with the SEC where Endeavor disputed all claims made by the Company that had not already been remediated and to update its fellow stockholders regarding the litigation.

•	Additionally, on February 12, 2026, Endeavor filed a motion to dismiss the Amended Complaint in the United States District Court for the District of Delaware.

•	On March 2, 2026, the United States District Court for the District of Delaware granted Endeavor’s motion to dismiss the Amended Complaint on multiple grounds, including a failure to state a claim and that such claims were now moot. The court’s speedy dismissal of the Amended Complaint begs the question on whether the Company had undertaken any reasonable standard of diligence prior to filing the Complaint or Amended Complaint. Further, such dismissal demonstrates that the Company’s litigation lacked merit from the outset and was an extremely self-serving and was just another poor use of the Company’s capital.

•	On March 6, 2026, Mr. Saloom reached out to Mr. Kilgore, requesting that Endeavor have a conversation with the Company’s bankers, but not the Board.

•	Also on March 6, 2026, Mr. Kilgore responded to Mr. Saloom that Endeavor was interested in meeting with the Board to have a constructive conversation, rather than the Company’s bankers. Later on March 6, 2026, Ryan Costello, a member of the Board, responded to Mr. Kilgore’s email with various unfounded claims and ad hominem attacks, and threatening Mr. Kilgore with litigation in various venues.

•	On March 9, 2026, Mr. Kilgore responded to Mr. Saloom in order to set the record straight regarding Mr. Costello’s unfounded accusations and Mr. Kilgore again reiterated that Endeavor remained interested in working constructively with the Board. Later on March 9, 2026, Mr. Saloom responded to Mr. Kilgore, communicating that he would share the request for a conversation with the Board with the Board Chair.

•	On March 11, 2026, counsel for the Company reached out to counsel for Endeavor indicating an interest in having a supervised conversation with the Board.

•	On March 12, 2026, counsel for Endeavor responded requesting more information on the proposed discussion parameters and that Endeavor would welcome the opportunity to speak with the Board.

•	On March 16, 2026, we delivered to the Secretary of the Company written notice to request that the Board fix a record date in accordance with the Bylaws for determining stockholders entitled to give their written consent to the Proposals. Endeavor also delivered a signed consent to the Company.

•	Also on March 16, 2026, Endeavor filed this preliminary consent statement with the SEC.

QUESTIONS AND ANSWERS ABOUT THIS CONSENT SOLICITATION

The following are some of the questions you, as a stockholder, may have and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Consent Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this Consent Statement. We urge you to carefully read this entire Consent Statement prior to making any decision on whether to grant any consent hereunder.

WHO IS MAKING THE SOLICITATION?

Endeavor is making this solicitation. See “Additional Participant Information” for additional information regarding the Participants (as defined below) in this consent solicitation.

WHAT ARE THE PROPOSALS FOR WHICH CONSENTS ARE BEING SOLICITED?

We are asking you to consent to the Bylaw Restoration Proposal and the Removal Proposal, each of which is more fully described below. Endeavor is asking you to consent to the Proposals in order to take the first step in reconstituting the Board through the removal of all of MIGI’s current directors.

WHY ARE WE SOLICITING YOUR CONSENT?

We are soliciting your consent because we believe the entire sitting Board has failed to perform their most fundamental duties of overseeing strategic direction, financial performance and holding management accountable. Accordingly, we believe that a total overhaul of the composition of the Board is necessary to provide critical oversight of the Company’s strategy and management. We believe this consent solicitation is the best option we have available as stockholders to reject the status quo and place the Company on a growth trajectory where its potential can be realized.

If fewer than all of the directors are removed, the remaining directors will be able to fill the vacancies created by the removed directors. Additionally, even if the holders of a majority of the shares of Common Stock outstanding deliver consents to remove some or all of the currently serving directors, there is the possibility that the removed directors may seek to remain in their positions until their successors are duly elected. However, should we successfully remove some or all of the current directors, we would expect any remaining directors and/or the removed directors to work constructively with us to reconstitute the Board expeditiously. If necessary, we intend to seek expedited relief in the Delaware Court of Chancery under Section 225 of the DGCL, which permits that Court to “hear and determine the validity of any election, appointment, removal or resignation of any director or officer of any corporation.” Further, should we successfully remove a majority or more of the current directors, we intend to explore all potential pathways to exercise our rights as stockholders to appoint or elect new directors, including under Section 223 of the DGCL.

Accordingly, while removal of the current directors will not necessarily result in an immediate reconstitution of the Board, we have identified highly qualified candidates we believe would be able to serve the best interest of all stockholders by maximizing MIGI’s value.

WHO IS ELIGIBLE TO GRANT WRITTEN CONSENTS IN FAVOR OF THE PROPOSALS?

Stockholders of voting securities at the close of business on the Record Date have the right to consent to the Proposals. The Company has set [______ __], 2026 as the Record Date. The Company has not yet disclosed the number of shares of Common Stock outstanding as of the Record Date, each of which is entitled to one consent on the Proposals.

WHEN IS THE DEADLINE FOR SUBMITTING CONSENTS?

We urge you to submit your consent as soon as possible. In order for the Proposals to be adopted, the Company must receive written unrevoked consents signed by a sufficient number of stockholders to adopt the Proposals within 60 calendar days of the date of the earliest dated consent delivered to the Company. Nevertheless, we intend to set [______ __], 2026 as the goal for submission of written consents. Effectively, this means that you have until [_____ ___], 2026 to consent to the Proposals.

WE URGE YOU TO ACT AS SOON AS POSSIBLE TO ENSURE THAT YOUR CONSENT WILL COUNT.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO ADOPT THE PROPOSALS?

The Bylaw Restoration Proposal will be adopted and become effective when properly completed, unrevoked are signed by the holders of at least 66⅓ of the outstanding voting securities as of the close of business on the Record Date, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company.

The Removal Proposal will be adopted and become effective when properly completed, unrevoked consents are signed by the holders of a majority of the outstanding voting securities as of the close of business on the Record Date, provided that such consents are delivered to the Company within 60 calendar days of the date of the earliest dated consent delivered to the Company.

According to the Company, as of the Record Date, there were [________] shares of Common Stock outstanding, each of which is entitled to one consent on the Proposals. This means that the consent of the holders of at least [________] shares of Common Stock would be necessary to effect the Proposals. As of the date hereof, Endeavor collectively owns in the aggregate 1,587,397 shares of Common Stock, representing approximately 48.0%2 of the outstanding shares of Common Stock.

WHAT SHOULD YOU DO TO SUPPORT OUR PROPOSALS?

If your shares of Common Stock are registered in your own name, please submit your consent to us by signing, dating and returning the enclosed WHITE consent card in the Postage-paid envelope provided.

If you hold your shares in “street” name with a bank, broker firm, dealer, trust company or other nominee, only they can exercise your right to consent with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to consent to the Proposals to your bank, broker firm, dealer, trust company or other nominee. Please follow the instructions to consent provided on the enclosed WHITE consent card. If your bank, broker firm, dealer, trust company or other nominee provides for consent instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed WHITE consent card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Endeavor, c/o InvestorCom so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

Please call our solicitor InvestorCom toll-free at: (877) 972-0090. Banks and brokers call collect at: (203) 972-9300.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of Endeavors’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

1055 Washington Boulevard – Suite 520

Stamford, CT 06901

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

REASONS FOR OUR SOLICITATION

We Believe the Board Has Destroyed the Company’s Credibility With Investors and Requires Substantial Change

We believe decisive action is urgently needed to protect and maximize the value of your investment. As significant stockholders, we have a substantial stake in Mawson’s future, and we are deeply concerned about the Company’s current trajectory.

We believe the facts speak for themselves. Under the Board’s supervision, Mawson’s stockholders have suffered extraordinary losses while management and the Board have taken actions that serve to protect their own positions rather than maximize shareholder value.

The Board has Overseen Catastrophic Stock Price Decline and Underperformance

Mawson’s market capitalization has collapsed from approximately $450 million at the end of 2021 to roughly $15 million as of early March 2026,3 reflecting a decline of nearly 95%. The rate of decline is accelerating, with shares losing roughly 70% of their value over the past two years alone.4

As illustrated below, the Company’s total stockholder returns (“TSR”) have been persistently negative during relevant time periods.

	1-Year TSR	3-Year TSR	5-Year TSR
Mawson	-75.91%	-94.80%	-99.91%

Source: Bloomberg. Calculated as of market close on March 13, 2026, the last day prior to the public announcement of our intention to nominate director candidates.

Further, Mawson has drastically underperformed relevant market indices, including the S&P 500 and the Russell 2000.

We believe these abysmal results and sharp decline in the Company’s share price are a clear reflection of the lack of confidence in the leadership of the Company.

The Company has Orchestrated Massive Shareholder Dilution

In light of management’s failed execution and the sharp stock price decline, the Company has chosen to rely heavily on dilutive equity issuances and asset sales to fund operations. According to disclosures made by the Company, it appears that there are now close to 5.3 million shares outstanding, representing a nearly fivefold increase since the Company’s disclosure in its Q3 Quarterly Report on Form 10-Q filed with the SEC on November 14, 2025 (after giving effect to the Company’s 1-for-20 reverse stock split).

3 Source: Bloomberg; stock price as of March 13, 2026.

4 Source: Bloomberg; stock price as of March 13, 2026.

Even more troubling, this exponential dilution is being undertaken by the Board and management while the stock price continues to decline on a nearly daily basis. The Company’s troubling dilutive actions include the Company entering into an At the Market Offering Agreement (“ATM”) during October 2025 for an aggregate sales price of up to $9.6 million, and, as of November 12, 2025, the Company has sold 1,355,215 shares of Common Stock under the ATM at an average price of $1.28 per share, which has resulted in net proceeds to the Company of $1.7 million.5 Despite Mawson’s all-time low market capitalization, management continues to sell shares.

Strategic Missteps Have Left the Company in a Financially Precarious Position

Even with the Company’s continued significant share issuance, the Company is still in a financially precarious position.

We believe strategic missteps by the Board and management have led to the Company’s strained financial condition. As an example, in 2022, Mawson agreed to sell its Sandersville, Georgia Bitcoin mining facility and 6,468 ASIC miners for up to $42.5 million in total consideration. That sale price is nearly 3x the entire market capitalization of Mawson today, illustrating both a destruction in value and the Company’s inability to harvest the value of its own assets.

As of September 30, 2025, Mawson had $9 million in negative equity on its balance sheet and more than $24 million of debt, all of which is overdue for repayment unless the Company refinances, renegotiates the terms, or prevails in its disputes and/or related claims and/or counterclaims. These numbers reflect a severely strained balance sheet that we believe threaten the Company’s viability.

The Company’s Leadership Instability and Failed Governance is Hurting Stockholders

Mawson is operating with a temporary CEO and has had to dismiss its prior two CEOs for cause. We believe that this revolving door at the executive level demonstrates a fundamental failure of Board oversight. The current management team is largely comprised of attorneys and appears more focused on litigation than on operations, including initiating an unfounded lawsuit against us which was quickly dismissed by the court, as described elsewhere in this Consent Statement. The Board has presided over repeated strategic missteps, made poor hiring and capital allocation decisions, and provided ineffective oversight during periods of financial distress.

Rather than engaging transparently with stockholders in the wake of its various strategic missteps, the Board recently adopted a stockholder rights plan (commonly known as a “poison pill”) that further disenfranchises stockholders by impeding constructive voices and shielding current leadership from accountability. Despite repeated outreach, the Board has not meaningfully engaged with us regarding these concerns or the need for immediate action, reinforcing our view that the Board’s priorities are misaligned with the interests of stockholders.

We Believe in Mawson’s Potential

Despite current challenges, we believe Mawson’s underlying assets have significant value that is not reflected in today’s share price. Mawson controls a strategically important footprint in high-performance compute (“HPC”) and digital asset infrastructure. The Company has capabilities, relationships, and assets that are difficult and expensive to replicate. We believe there is a clear path to value realization, but only with new leadership, strong oversight, and a clear strategic direction.

5 Source: Company’s Q3 Quarterly Report on Form 10-Q filed with the SEC on November 14, 2025

Under the right leadership, we believe there is significant potential to unlock value. If we are successful in our campaign to remove the current directors, we would look to work with the newly constituted Board to implement a focused strategy that leverages the Company’s attractive power and site footprint in strategically-advantaged regions to pursue opportunities beyond Bitcoin mining, with a focus on AI and high-density compute applications where Mawson’s assets can generate maximum value.

Additionally, Endeavor is ready and willing to be an active partner to a refreshed Mawson and invest meaningful capital to fund near-term obligations and position the Company for sustainable success.

Support a Better Path Forward

We believe the Board’s conduct reflects a lack of accountability, transparency, and alignment with stockholder interests. In light of the issues we have summarized herein and our unsuccessful attempts at engaging constructively with the Board, we are seeking your consent to remove the entire Board so that it may be reconstituted with directors who will prioritize the best interest of stockholders and work tirelessly to effect a strategy that includes the return of capital to stockholders.

If less than all of the directors are removed, we note that the remaining directors will have the ability to fill the vacancies created by the removed directors. Accordingly, it is not guaranteed that removing directors will result in a meaningful reconstitution of the Board. However, if a majority or more of the Board is removed, we would expect the remaining directors to work expeditiously with us to reconstitute the Board, and we have identified highly qualified, independent candidates who we believe would be able to serve the best interest of all stockholders in maximizing value at Mawson. Further, should we successfully remove a majority or more of the current directors, we intend to explore all potential pathways to exercise our rights as stockholders to appoint or elect new directors, including under Section 223 of the DGCL.

Your vote matters! Together, we can unlock the value that exists within Mawson and build a company worthy of your investment. We urge you to support Endeavor’s solicitation and vote for change at Mawson.

PROPOSAL 1 – THE BYLAW RESTORATION PROPOSAL

We are asking you to consent to the adoption of the Bylaw Restoration Proposal to ensure that the incumbent Board does not limit the effect of your consent to remove all of the current directors (and any other directors appointed by the Board during this consent solicitation) through changes to the Bylaws not filed with the SEC on or before May 6, 2013, which have the effect of limiting existing stockholders’ rights and abilities to take action in their capacity as stockholders of MIGI. The following is the text of the Bylaw Restoration Proposal:

“RESOLVED, that any provision of the Bylaws of Mawson Infrastructure Group Inc. as of the effectiveness of this resolution that was not included in the Bylaws filed with the Securities and Exchange Commission on May 6, 2013, be and is hereby repealed.”

The purpose of the Bylaw Restoration Proposal is to ensure that the Bylaws of the Company remain as they are in their current, publicly available form up until the completion of this consent solicitation and to restore the Bylaws to their current form if the Board attempts to amend them in any manner prior to the completion of this consent solicitation. If the Board does not effect any changes to the version of the Bylaws publicly available in filings by MIGI with the SEC on or before May 6, 2013, the Bylaw Restoration Proposal will have no further effect. However, if the incumbent Board has made changes since that time, such as amending the provision in the Bylaws to change the procedure by which a record date is set in connection with a consent solicitation, the Bylaw Restoration Proposal, if adopted, will restore the Bylaws to the version that was publicly available in filings by MIGI with the SEC on May 6, 2013, without considering the nature of any changes the incumbent Board may have adopted. As a result, the Bylaw Restoration Proposal could have the effect of repealing bylaw amendments that one or more stockholders of the Company may consider to be beneficial to them or to the Company. However, the Bylaw Restoration Proposal will not preclude the Board from reconsidering any repealed bylaw changes following the consent solicitation. We are not currently aware of any specific bylaw provisions that would be repealed by the adoption of the Bylaw Restoration Proposal.

WE URGE YOU TO CONSENT TO THE BYLAW RESTORATION PROPOSAL

PROPOSAL 2 – THE REMOVAL PROPOSAL

We are asking you to consent to the Removal Proposal to remove without cause all current members of the Board, Ryan Costello, Steven Soles, and Kathryn Yingling Schellenger. The following is the text of the Removal Proposal:

“RESOLVED, that (i) each of Ryan Costello, Steven Soles, and Kathryn Yingling Schellenger are to and (ii) each person nominated, elected or appointed to the Board of Directors of Mawson Infrastructure Group Inc. to fill any vacancy or newly-created directorship after March 16, 2026 and prior to the effectiveness of this resolution, be and hereby is removed.”

We believe that the Company, under the supervision of the Board, has failed to adequately address the Company’s persistent operational underperformance and destruction of stockholder value, choosing instead to pursue actions that entrench current leadership rather than create a credible path to value creation. Most recently, the Board adopted a stockholder rights plan that further disenfranchises stockholders-impeding constructive engagement and shielding management from accountability rather than taking the necessary steps to remedy the Company's deteriorating performance. Similarly, rather than engaging transparently with stockholders regarding its capital plans, the Board and management have resorted to financial engineering that has diluted stockholders while preserving their own positions. We are therefore soliciting your consent in favor of the adoption of the Removal Proposal because we believe that it is time for the Company to pursue a new direction and that a new direction needs to start from the top, with a newly constituted Board that better reflects the Company’s stockholder base as well as a strategy focused on value creation.

The Board is currently composed of three (3) members. If stockholders consent to the Removal Proposal, all three (3) current directors will be removed from the Board.

Section 141(k) of the DGCL provides that any director or the entire board of directors of a Delaware corporation may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of the corporation’s directors, subject to exceptions if the corporation has a classified board or permits cumulative voting in the election of its directors. The Company does not have a classified board or cumulative voting in the election of its directors. Consequently, Section 141(k) of the DGCL permits the stockholders of the Company to remove any director or the entire Board without cause. If a stockholder wishes to consent to the removal of certain of the members of the Board, but not all of them, or if such stockholder does not wish to approve the removal of any other person or persons elected or appointed to the Board, such stockholder may do so by checking the appropriate “consent” box on the enclosed WHITE consent card and writing (1) the name of each such person that the stockholder does not wish to be removed and/or (2) “do not consent to removal of future directors.”

If a stockholder wishes to consent to the removal of certain of the members of the Board, but not all of them, such stockholder may do so by checking the appropriate “consent” box on the enclosed WHITE consent card and writing the name of each such person that the stockholder does not wish to be removed. According to the [________], filed with the SEC on [______ __], 2026, as of the Record Date, there were [________] shares of Common Stock outstanding, each entitled to one consent per share.

The consent of the holders of at least [__] shares of outstanding voting securities would be necessary to effect the Removal Proposal. Therefore, [__] shares in addition to the 1,587,397 shares entitled to consent held by Endeavor will be needed to effect the Removal Proposal. If any stockholder consenting to the Removal Proposal writes in the name of any of Messrs. Costello and Soles and Ms. Schellenger that such stockholder does not wish to be removed, then the total number of shares represented by any such WHITE consent card will be subtracted from the total number of shares consenting to the removal of such director pursuant to the Removal Proposal. In the event that holders of less than [__] shares of outstanding voting securities consent to the removal of any of Messrs. Costello and Soles and Ms. Schellenger, then such director will not be removed pursuant to the Removal Proposal. The actual number of consents necessary to effect the Proposals will depend on the facts as they exist on the Record Date.

The WHITE consent card delivered with this Consent Statement provides stockholders with the opportunity to adopt the Removal Proposal in part by designating the name(s) of any director(s) targeted for removal in this Removal Proposal whom such stockholder does not want removed from the Board.

WE URGE YOU TO CONSENT TO THE REMOVAL PROPOSAL

CONSENT PROCEDURES

Section 228 of the DGCL provides that, absent a contrary provision in a Delaware corporation’s certificate of incorporation, any action that is required or permitted to be taken at a meeting of the corporation’s stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consents are properly delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. MIGI’s Certificate of Incorporation (the “Charter”) does not contain any such contrary provision.

It is not guaranteed that removing directors will result in an immediate reconstitution of the Board. If fewer than all of the directors are removed, the remaining directors will be able to fill the vacancies created by the removed directors. Additionally, even if the holders of a majority of the shares of Common Stock outstanding deliver consents to remove some or all of the currently serving directors, there is the possibility that the removed directors may seek to remain in their positions until their successors are duly elected. However, should we successfully remove some or all of the current directors, we would expect any remaining directors and/or the removed directors to work constructively with us to reconstitute the Board expeditiously. If necessary, we intend to seek expedited relief in the Delaware Court of Chancery under Section 225 of the DGCL, which permits that Court to “hear and determine the validity of any election, appointment, removal or resignation of any director or officer of any corporation.” Further, should we successfully remove a majority or more of the current directors, we intend to explore all potential pathways to exercise our rights as stockholders to appoint or elect new directors, including under Section 223 of the DGCL. Pursuant to Section 223(c) of the DGCL, if, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid.

The Bylaws also provide that any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record.  If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, where no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered agent in Delaware, its principal place of business, or to any officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are reported.  Delivery shall be by hand or by certified or registered mail, return receipt requested.

For the Proposals to be effective, properly completed and unrevoked written consents must be delivered to MIGI within 60 days of the earliest dated written consent delivered to MIGI. Endeavor delivered signed written consents to MIGI on March 16, 2026. Consequently, Endeavor will need to deliver properly completed and unrevoked written consents to the Proposals from the holders of a majority of the outstanding voting securities as of the close of business on the Record Date no later than May 15, 2026. Nevertheless, we intend to set [______ __], 2026 as the goal for submission of written consents. WE URGE YOU TO ACT TODAY TO ENSURE THAT YOUR CONSENT WILL COUNT. Endeavor reserves the right to submit to MIGI consents at any time within 60 days of the earliest dated written consent delivered to MIGI.

If the Proposals become effective as a result of this consent solicitation by less than unanimous written consent, prompt notice of the Proposals will be given under Section 228(e) of the DGCL to stockholders who have not executed written consents. All stockholders will be notified as promptly as possible by press release of the results of this consent solicitation.

Under applicable Delaware law, none of the holders of Common Stock are entitled to appraisal rights in connection with any matter to be acted through this consent solicitation.

Revocation of Written Consents

An executed consent card may be revoked at any time by delivering a written consent revocation before the time that the action authorized by the executed consent becomes effective. Revocations may only be made by the holder that granted such consent. A revocation may be in any written form validly signed by the holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated WHITE consent card that is properly executed will constitute a revocation of any earlier consent. The revocation may be delivered either to Endeavor, in care of InvestorCom, or to the principal executive offices of MIGI. Although a revocation is effective if delivered to MIGI, Endeavor requests that either the original or photostatic copies of all revocations of consents be mailed or delivered to Endeavor, c/o InvestorCom, at the address set forth on the back cover of this Consent Statement, so that Endeavor will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents to the actions described in this Consent Statement have been received.

Procedural Instructions

You may consent to any of the Proposals on the enclosed WHITE consent card by marking the “CONSENT” box and signing, dating and returning the WHITE consent card in the envelope provided. You may also vote against consenting with respect to any of the Proposals on the enclosed WHITE consent card by marking the “AGAINST CONSENT” box, and signing, dating and returning the WHITE consent card in the envelope provided. You may abstain from consenting to any of the Proposals on the enclosed WHITE consent card by marking the “ABSTAIN” box and signing, dating and returning the WHITE consent card in the envelope provided.

If you sign, date and return the WHITE consent card, but give no direction with respect to certain of the Proposals, you will be deemed to consent to any such Proposal.

Please note that in addition to signing the enclosed WHITE consent card, you must also date it to ensure its validity.

WE URGE YOU TO CONSENT TO ALL OF THE PROPOSALS ON THE ENCLOSED WHITE CONSENT CARD.

SOLICITATION OF CONSENTS

The solicitation of consents pursuant to this consent solicitation is being made by Endeavor and the other Participants named herein. Consents may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Endeavor has entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $[_____], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. InvestorCom will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. Endeavor has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold. Endeavor will reimburse these holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that InvestorCom will employ approximately [______] persons to solicit MIGI stockholders as part of this solicitation.

The entire expense of this consent solicitation is being borne by Endeavor. Costs of this consent solicitation are currently estimated to be approximately $[______]. Endeavor estimates that through the date hereof its expenses in connection with this consent solicitation are approximately $[______]. The actual amount could be higher or lower depending on the facts and circumstances arising in connection with the solicitation.

Endeavor intends to seek reimbursement from MIGI of all expenses they incur in connection with the solicitation. Endeavor does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The participants in this solicitation are Endeavor Blockchain, Big Digital Energy LLC, a Texas limited liability company (“Big Digital Energy”), PM Squared, LLC (DBA PM Squared Financial), a Texas limited liability company (“PM Squared”), Joshua Kilgore, Cody Smith and Phil Stanley (each, a “Participant” and collectively, the “Participants”).

The principal business of Endeavor Blockchain is to invest in businesses that own and operate Digital Asset mining infrastructure, and AI/High Performance compute assets. The principal business of Big Digital Energy is owning, and operating Digital asset mining, AI, and HPC assets. The principal business of PM Squared is building, owning, and operating Digital asset mining, AI, and HPC assets. The principal business of Mr. Kilgore is serving as the managing member of Endeavor Blockchain. The principal business of Mr. Smith is serving as a Partner and co-founder of Big Digital Energy. The principal business of Mr. Stanley is serving as the managing member of PM Squared.

The principal business address for Endeavor Blockchain and Mr. Kilgore is 5701 Euper Lane, Suite A, Fort Smith, Arkansas 72903. The principal business address for Big Digital Energy is 5473 Blair Rd. STE 100 Dallas TX 75231. The principal business address for PM Squared and Mr. Stanley is 3117 Marquita Dr. Fort Worth Texas 76116. The principal business address for Mr. Smith is 5473 Blair Rd. STE 100 Dallas TX 75231.

As of the date hereof, Endeavor Blockchain beneficially owns 1,500,000 shares of Common Stock. Mr. Kilgore, as the Managing Member of Endeavor Blockchain, may be deemed to beneficially own the 1,500,000 shares of Common Stock owned by Endeavor Blockchain and directly beneficially owns 8,000 shares of Common Stock. Big Digital Energy does not beneficially own any shares of Common Stock. PM Squared beneficially owns 4,397 shares of Common Stock. Mr. Stanley, as the Managing Member of PM Squared, may be deemed to beneficially own the 4,397 shares of Common Stock owned by PM Squared. Mr. Smith beneficially owns 75,000 shares of Common Stock.

As of the date hereof, the Participants beneficially own in the aggregate 1,587,397 shares of Common Stock.

Each Participant, as a member of a “group” with the other Participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the shares of Common Stock owned in the aggregate by all of the Participants. Each Participant disclaims beneficial ownership of the shares of Common Stock he or it does not directly own, except to the extent of his or its pecuniary interest therein. For information regarding purchases and sales of securities of the Company during the past two years by the Participants, see Schedule I.

On March 16, 2026, the Participants entered into the Group Agreement. Pursuant to the terms of the Group Agreement, the Participants agreed, among other things, to form the group for the purpose of working together to enhance stockholder value at the Company.

Certain of the Participants and their associates and affiliates may effect purchases of shares of Common Stock through margin accounts maintained for them with brokers, which extend margin credit as and when required to open or carry positions in their margin accounts, subject to applicable federal margin regulations, stock exchange rules and such firms’ credit policies. Positions in shares of Common Stock may be held in margin accounts and may be pledged as collateral security for the repayment of debt balances in such accounts. Such margin accounts may from time to time have debit balances. In addition, since other securities may be held in such margin accounts, it may not be possible to determine the amounts, if any, of margin used to purchase shares of Common Stock.

On January 20, 2026, the Company filed a complaint in the United States District Court for the District of Delaware against the Participants asserting violation of Sections 13(d) and 10(b) of the Exchange Act and Rules 13d-1 and 10b-5 promulgated thereunder with regard to the Participants’ purported filing of an inaccurate, false, and misleading Schedule 13D and two amendments thereto. On January 29, 2026, the Company filed an amended complaint in the United States District Court for the District of Delaware (the “Company Complaint”) against the Participants. The Company Complaint alleges, among other things, that the Participants (i) violated the reporting requirements of Section 13(d) of the Exchange Act, in connection with the Participants' Schedule 13D filings, including by allegedly failing to file complete and accurate disclosures and by allegedly making false and/or misleading statements and omissions, (ii) violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder in connection with the Participants’ Schedule 14A disclosures, and (iii) violated Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder in connection with alleged misstatements and omissions relating to the Participants' trading activity and intentions with respect to the Company. The Company sought declaratory and injunctive relief, including an order enjoining the Participants from trading in the Company’s securities and from continuing with the tender offer or other change of control transaction described in the Company Complaint, as well as monetary damages. On February 12, 2026, Endeavor filed a motion to dismiss the Company Complaint in the United States District Court for the District of Delaware. On March 2, 2026, the United States District Court for the District of Delaware granted Endeavor’s motion to dismiss the Company Complaint on multiple grounds, including a failure to state a claim and that such claims were now moot.

Except as set forth in this Consent Statement (including the Schedules hereto), (i) during the past 10 years, no Participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates or immediate family members was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on in this solicitation. With respect to each of the Participants, except as set forth elsewhere in this Consent Statement, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past 10 years.

OTHER MATTERS AND ADDITIONAL INFORMATION

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” consent statements and annual reports. This means that only one copy of this Consent Statement may have been sent to multiple stockholders in your household. Endeavor will promptly deliver a separate copy of the document to you if you write to our solicitor, InvestorCom, at the following address or phone number: (877) 972-0090. If you want to receive separate copies of our consent materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact our solicitor at the above address and phone number.

SPECIAL INSTRUCTIONS

If you were a record holder of shares of Common Stock as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, vote against consenting to or abstain with respect to each Proposal by marking the “CONSENT,” “AGAINST CONSENT” or “ABSTAIN” box, as applicable, underneath each Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed post-paid envelope.

IF A STOCKHOLDER EXECUTES AND DELIVERS A WHITE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED “CONSENT,” “AGAINST CONSENT” OR “ABSTAIN” FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE THE APPLICABLE INSTRUCTION TO THE REMOVAL PROPOSAL PROVIDES ON THE CARD.

YOUR CONSENT IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED WHITE CONSENT CARD AND RETURN IT IN THE ENCLOSED POST-PAID ENVELOPE PROMPTLY. YOU MUST DATE YOUR CONSENT IN ORDER FOR IT TO BE VALID. FAILURE TO SIGN, DATE AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can execute a consent with respect to those shares of Common Stock and only on receipt of specific instructions from you. Thus, you should contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares. You should confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to InvestorCom at the address below, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed. If you have any questions or require any assistance in executing your consent, please call InvestorCom at the numbers listed below.

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of Endeavors’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

1055 Washington Boulevard – Suite 520

Stamford, CT 06901

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

CERTAIN ADDITIONAL INFORMATION

WE HAVE OMITTED FROM THIS CONSENT STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN A CONSENT REVOCATION STATEMENT TO BE FILED BY THE COMPANY RELATING TO THE PROPOSALS DESCRIBED HEREIN BASED ON OUR RELIANCE ON RULE 14A-5(C) UNDER THE EXCHANGE ACT. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS, INFORMATION CONCERNING EXECUTIVE COMPENSATION AND DIRECTOR COMPENSATION, INFORMATION CONCERNING THE COMMITTEES OF THE BOARD AND OTHER INFORMATION CONCERNING THE BOARD, INFORMATION CONCERNING CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, INFORMATION ABOUT THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Consent Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Joshua Kilgore, Endeavor Blockchain, LLC

[_______ __], 2026

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Nature of Transaction	Amount of Securities Purchased	Date of Transaction

ENDEAVOR BLOCKCHAIN, LLC

Purchase of Common Stock	9,280	11/13/2025
Purchase of Common Stock	2,720	11/13/2025
Purchase of Common Stock	55,542	11/24/2025
Purchase of Common Stock	23,872	11/24/2025
Purchase of Common Stock	2,500	11/24/2025
Purchase of Common Stock	56,086	11/25/2025
Purchase of Common Stock	50,000	11/26/2025
Purchase of Common Stock	1,000	11/28/2025
Purchase of Common Stock	29,000	12/01/2025
Purchase of Common Stock	17,150	12/02/2025
Purchase of Common Stock	52,850	12/03/2025
Purchase of Common Stock	98,811	12/05/2025
Purchase of Common Stock	1,000	12/05/2025
Purchase of Common Stock	50,189	12/08/2025
Purchase of Common Stock	70,000	12/09/2025
Purchase of Common Stock	35,534	12/10/2025
Purchase of Common Stock	68,350	12/10/2025
Purchase of Common Stock	1,116	12/10/2025

Purchase of Common Stock	5,000	12/11/2025
Purchase of Common Stock	19,123	12/11/2025
Purchase of Common Stock	64,877	12/11/2025
Purchase of Common Stock	33,000	12/11/2025
Purchase of Common Stock	98,000	12/12/2025
Purchase of Common Stock	50,000	12/15/2025
Purchase of Common Stock	20,000	12/16/2025
Purchase of Common Stock	45,000	12/26/2025
Purchase of Common Stock	20,000	12/29/2025
Purchase of Common Stock	10,000	01/05/2026
Purchase of Common Stock	10,000	01/06/2026
Purchase of Common Stock	100,000	01/07/2026
Purchase of Common Stock	160,000	01/09/2026
Purchase of Common Stock	140,000	01/16/2026
Purchase of Common Stock	60,000	01/26/2026
Purchase of Common Stock	40,000	01/28/2026

PM SQUARED, LLC

Purchase of Common Stock	1,449	12/02/2025
Purchase of Common Stock	380	12/05/2025
Purchase of Common Stock	112	12/08/2025
Purchase of Common Stock	106	12/09/2025
Purchase of Common Stock	5	12/10/2025
Purchase of Common Stock	245	12/16/2025
Purchase of Common Stock	2,100	01/28/2026

JOSHUA KILGORE

Purchase of Common Stock	1	11/21/2025
Purchase of Common Stock	3,990	11/25/2025
Purchase of Common Stock	3,009	11/25/2025
Purchase of Common Stock	1,000	12/03/2025

CODY SMITH

Purchase of Common Stock	5,000	11/28/2025
Purchase of Common Stock	5,982	12/03/2025
Purchase of Common Stock	10,000	12/05/2025
Purchase of Common Stock	2,000	12/11/2025
Purchase of Common Stock	10,000	12/15/2025
Purchase of Common Stock	10,000	12/26/2025
Purchase of Common Stock	10,000	01/06/2026
Purchase of Common Stock	22,018	01/12/2026

SCHEDULE II

The following is reprinted from the Company’s [____] filed with the Securities and Exchange Commission on [_____].

IMPORTANT

Tell your Board what you think! YOUR CONSENT IS VERY IMPORTANT, no matter how many or how few shares you own. Please “CONSENT” to each of the Proposals by taking three steps:

•	SIGNING the enclosed WHITE consent card,

•	DATING the enclosed WHITE consent card, and

•	MAILING the enclosed WHITE consent card TODAY in the envelope provided (no Postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can give consent for your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to give consent either by toll-free telephone or by the Internet. You may also give consent by signing, dating and returning the enclosed WHITE consent card in the Postage-paid envelope provided, and to ensure that your consent is given for your shares, you should also contact the person responsible for your account and give instructions for a WHITE consent card to be issued representing your shares.

After signing the enclosed WHITE consent card, DO NOT SIGN OR RETURN MIGI’S CONSENT REVOCATION CARD UNLESS YOU INTEND TO CHANGE YOUR CONSENT INSTRUCTIONS, because only your latest dated consent card will be counted.

If you have previously signed and returned a [___] consent revocation card to MIGI, you have every right to change your consent instructions. Only your latest dated consent card will count. You may cancel any consent revocation card already sent to MIGI by signing, dating and mailing the enclosed WHITE consent card in the Postage-paid envelope provided or by giving consent by telephone or Internet. Any consent revocation may be cancelled at any time prior to our delivery of written consents to the Company.

If you have any questions concerning this Consent Statement, would like to request additional copies of this Consent Statement or need help giving consent for your shares, please contact our consent solicitor:

If you have any questions, require assistance in voting your WHITE consent card,

or need additional copies of Endeavors’ proxy materials,

please contact InvestorCom at the phone numbers listed below.

1055 Washington Boulevard – Suite 520

Stamford, CT 06901

Toll Free (877) 972-0090

Banks and Brokers call collect (203) 972-9300

info@investor-com.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED MARCH 16, 2026

WHITE CONSENT CARD

CONSENT OF STOCKHOLDERS OF MAWSON INFRASTRUCTURE GROUP INC. TO ACTION WITHOUT A MEETING:

THIS CONSENT IS SOLICITED BY ENDEAVOR BLOCKCHAIN, LLC AND THE OTHER PARTICIPANTS NAMED IN THEIR CONSENT SOLICITATION (COLLECTIVELY, “ENDEAVOR”)

THE BOARD OF DIRECTORS OF MAWSON INFRASTRUCTURE GROUP INC. IS NOT SOLICITING THIS CONSENT

C   O   N   S   E   N   T

Unless otherwise indicated below, the undersigned, a stockholder of record of Mawson Infrastructure Group Inc. (the “Company”), hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of the Company’s common stock, par value $0.001 per share (the “Shares”) held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF THIS WHITE CONSENT CARD IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO BOX IS MARKED FOR A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE REMOVAL OF ANY CURRENT DIRECTOR WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. ENDEAVOR RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1 AND 2.

1.	Repeal any provision of the Company’s Bylaws (the “Bylaws”), including any amendments thereto, in effect at the time this Proposal becomes effective, which was not included in the Bylaws that were in effect and were filed with the Securities and Exchange Commission on May 6, 2013.

☐	☐	☐
Consent	Against Consent	Abstain

2.	Remove without cause all members of the Company’s Board of Directors (the “Board”): Ryan Costello, Steven Soles, and Kathryn Yingling Schellenger and, in addition, any person (other than those elected by this Consent Solicitation) elected or appointed to the Board to fill any vacancy on the Board or any newly-created directorships on or after March 16, 2026 and prior to the time that any of the actions proposed to be taken by this Consent Solicitation become effective.

☐	☐	☐
Consent	Against Consent	Abstain

INSTRUCTION: TO CONSENT, VOTE AGAINST CONSENTING OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE PERSONS NAMED IN PROPOSAL 2, CHECK THE APPROPRIATE BOX ABOVE. IF YOU WISH TO CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED IN THE REMOVAL PROPOSAL, BUT NOT ALL OF THEM, OR IF YOU DO NOT WISH TO APPROVE THE REMOVAL OF ANY OTHER PERSON OR PERSONS NOMINATED, ELECTED OR APPOINTED TO THE BOARD ON OR AFTER MARCH 16, 2026 BUT PRIOR TO THE EFFECTIVE DATE OF THE PROPOSALS, CHECK THE “CONSENT” BOX ABOVE AND WRITE THE NAME OF EACH SUCH PERSON YOU DO NOT WISH REMOVED IN THE SPACE PROVIDED BELOW.

__________________________________________________________

Proposal 1 and Proposal 2 are not subject to, or conditioned upon, the effectiveness of one another.

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ABOVE, THE UNDERSIGNED HEREBY CONSENTS TO EACH ACTION LISTED ABOVE.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:

Signature of Stockholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

IMPORTANT NOTE TO STOCKHOLDERS:

Please sign exactly as name appears hereon. If the Shares are held by joint tenants or as community property, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

THIS SOLICITATION IS BEING MADE BY ENDEAVOR AND NOT ON BEHALF OF THE COMPANY.

PLEASE SIGN, DATE AND MAIL YOUR CONSENT PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.